UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2007

Allegheny Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

West Virginia	000-50151	22-3888163
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box 487, 300 N Main St, Franklin, West Virginia		26807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	304-358-2311

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On November 19, 2007, Allegheny Bancshares, Inc. issued a press release announcing operational results for the quarter ended September 30, 2007 and for the nine month period ended September 30, 2007. A copy of the press release is being furnished as an Exhibit to this report and is incorporated by reference into this item 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2007, Allegheny Bancshares, Inc. (the "Company"), the holding company for Pendleton Community Bank (the "Bank") announced that in order to offset a portion of the Bank’s benefit plan expenses, the Bank on November 19, 2007 made investments totaling $3,500,000 in additional bank-owned life insurance ("BOLI"). Designated officers of the Bank shall be provided with a pre-retirement death benefit in the range of $100,000 to $500,000. The post-retirement death benefit is reduced by one half with a range of $50,000 to $250,000. The CEO has a pre-retirement death benefit of $500,000 and a post-retirement benefit of $250,000. The CFO has a pre-retirement benefit of $200,000 and a post-retirement benefit of $100,000.

Item 8.01 Other Events.

The board of Directors of Allegheny Bancshares, Inc. at its regularly scheduled meeting held November 15, 2007 declared a dividend of $1.40 per share. This dividend is payable on December 3, 2007 to shareholders of record November 30, 2007

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

99.1 Press release issued November 19, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegheny Bancshares, Inc.

November 19, 2007	By:	William A Loving, Jr., CLBB

Name: William A Loving, Jr., CLBB
Title: CEO / EVP

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Exhibit Index

Exhibit No.	Description

99.doc	Press Release Issued November 19, 2007